UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A

Post Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	20-0004161
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

Suite 300, One Bentall Centre, 505 Burrard St, Vancouver, BC V7X 1M3
(Address of Principal Executive Offices and Zip Code)

2004 Stock Option Plan
Amended and Restated 2005 Stock Option Plan
(Full title of the plan)

David Karp, Chief Financial Officer
CounterPath Corporation
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia V7X 1M3
(Name and address of agent for service)

(604) 320-3344
(Telephone number, including area code, of agent for service)

Copy of communications to:

Clark Wilson LLP
Attn: Virgil Z. Hlus
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: (604) 687-5700

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,060,000(2)(4)	$0.39(3)	$1,973,400	$77.55

(1) An indeterminate number of additional common shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of such shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2) We are registering an aggregate of up to 5,060,000 of our common shares, consisting of up to 800,000 shares of our common stock that we may issue pursuant to our 2004 Stock Option Plan and up to 4,260,000 shares of our common stock that we may issue pursuant to our Amended and Restated 2005 Stock Option Plan. Our 2004 Stock Option Plan authorizes the issuance of a maximum of 800,000 shares of our common stock pursuant to stock options granted to eligible employees, directors, officers and consultants of our company or any of our subsidiaries. Our Amended and Restated 2005 Stock Option Plan authorizes the issuance of a maximum of 4,260,000 shares of our common stock pursuant to stock options granted to eligible employees, directors, officers and consultants of our company or any of our subsidiaries. All of the shares issuable under the 2004 Stock Option Plan and the Amended and Restated 2005 Stock Option Plan are being registered under this registration statement on Form S-8.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.33 bid; $0.45 ask) of the common stock of CounterPath Corporation as reported on the OTC Bulletin Board on January 29, 2009.

(4) Of the 5,060,000 shares to be registered, 2,000,000 were registered on the registration statement filed on June 14, 2005 and carried forward, pursuant to General Instruction E of Form S-8 and Rule 428(b). No filing fee with respect to these 2,000,000 common shares is necessary pursuant to Rule 416 of the Securities Act of 1933. An additional 3,060,000 shares of common stock are being registered on this registration statement and therefore we are only paying the filing fee of $46.90 which represents this amount.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 5,060,000 shares of our common stock consisting of 800,000 shares that we may issue pursuant to stock options granted and to be granted under our 2004 Stock Option Plan and 4,260,000 shares that we may issue pursuant to stock options granted and to be granted under our Amended and Restated 2005 Stock Option Plan. The purpose of both the 2004 Stock Option Plan and the Amended and Restated 2005 Stock Option Plan is to secure for our company and our stockholders the benefits arising from capital stock ownership by employees, directors or officers of, and consultants or advisors to, our company and subsidiary corporations who have contributed to our company in the past and who are expected to contribute to our company’s future growth and success.

Under cover of this registration statement on Form S-8 is our Reoffer Prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933. The Reoffer Prospectus has been included in this registration statement on Form S-8 so that the selling stockholders may resell the shares of common stock registered by this registration statement.

Our Reoffer Prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 3,060,000 “restricted securities” and/or “control securities” which have been or may be issued upon exercise of the options issued pursuant to our 2004 Stock Option Plan and our Amended and Restated 2005 Stock Option Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

We will send or give the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 2004 Stock Option Plan or our Amended and Restated 2005 Stock Option Plan, and who, in the case of an award of stock options, consent to and execute the required form of Stock Option Agreement. A copy of the Amended and Restated 2005 Stock Option Plan is attached as Exhibit 4.5 to this Form S-8. The 2004 Stock Option Plan and the form of Stock Option Agreement for use under the 2004 Stock Option Plan were attached as Exhibits 4.1 and 4.2, respectively, to our Form S-8 filed with the SEC on June 14, 2005. The 2005 Stock Option Plan and the form of Stock Option Agreement for use under the 2005 Stock Option Plan were attached as Exhibits 4.3 and 4.4, respectively, to our Form S-8 filed with the Securities and Exchange Commission on June 14, 2005.

This registration statement relates to a maximum of 800,000 shares of our common stock issuable pursuant to the exercise of options or other awards granted under our 2004 Stock Option Plan and 4,260,000 shares of our common stock issuable pursuant to the exercise of options or other awards granted under our Amended and Restated 2005 Stock Option Plan.

Item 2. Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each participant under the 2004 Stock Option Plan and the Amended and Restated 2005 Stock Option Plan, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus).

We will also provide to each individual who participates in our 2004 Stock Option Plan and our Amended and Restated 2005 Stock Option Plan, without charge, upon oral or written request, copies of other documents required to be delivered to such individuals pursuant to Rule 428(b) under the Securities Act of 1933.

Requests should be directed to the Chief Financial Officer, CounterPath Corporation, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3. Our telephone number is (604) 320-3344.

REOFFER PROSPECTUS

CounterPath Corporation
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia V7X 1M3

5,060,000 Shares of Common Stock

This Reoffer Prospectus relates to a maximum of 5,060,000 shares of our common stock which may be offered and resold from time to time by the selling stockholders identified in this Reoffer Prospectus. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board or the TSX Venture Exchange on the date of sale. We will not receive any proceeds from the sales of common stock by the selling stockholders under this Reoffer Prospectus. The selling stockholders will pay for the cost of all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common shares are quoted on the OTC Bulletin Board under the trading symbol “CPAH” and approved for listing on the TSX Venture Exchange under the symbol “CCV”. On January 29, 2009, the last reported closing price of our common stock was $0.33 per share on the OTC Bulletin Board and CDN$0.48 on the TSX Venture Exchange.

Our principal executive offices are located at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3 and our telephone number is 604.320.3344.

THE COMMON SHARES OFFERED PURSUANT TO THIS REOFFER PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. FOR MORE INFORMATION, PLEASE SEE THE SECTION OF THIS REOFFER PROSPECTUS TITLED “RISK FACTORS”, BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this reoffer prospectus is January 30, 2009

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Reoffer Prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Reoffer Prospectus, including the “Risk Factors” section appearing at page 7, and the documents and information incorporated by reference into this Reoffer Prospectus.

This Reoffer Prospectus relates to a maximum of 5,060,000 shares of our common stock which may be offered and resold from time to time by the selling stockholders identified in this Reoffer Prospectus. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board or the TSX Venture Exchange on the date of sale. We will not receive any proceeds from the sales of common stock by the selling stockholders under this Reoffer Prospectus. The selling stockholders will pay for the cost of all sales commissions and similar expenses. We will pay for all of the costs associated with the filing of this registration statement.

Summary of Corporate History

We were incorporated under the laws of the State of Nevada on April 18, 2003. Following incorporation, we commenced the business of operating an entertainment advertising website.

On April 30, 2004, we changed our business following the merger of our company with Xten Networks, Inc., a private Nevada company. Xten Networks was incorporated under the laws of the State of Nevada on October 28, 2002. As a result of the merger, we acquired all of the issued and outstanding shares in Xten Networks in exchange for agreeing to issue 3,600,000 shares of our common stock to the stockholders of Xten Networks. The stockholders of Xten Networks were entitled to receive two shares of our common stock for each one share of Xten Networks.

On August 26, 2005, we entered into an agreement and plan of merger with Ineen, Inc., our wholly-owned subsidiary, whereby Ineen merged with and into our company, with our company carrying on as the surviving corporation under the name CounterPath Solutions, Inc.

On August 2, 2007, we acquired all of the shares of NewHeights Software Corporation through the issuance of 7,680,168 shares of our common stock and 369,836 preferred shares issued from a subsidiary of our company, which preferred shares are exchangeable into 369,836 shares of common stock. On October 17, 2007, we changed our name from CounterPath Solutions, Inc. to CounterPath Corporation.

On February 1, 2008, we acquired all of the shares of FirstHand Technologies Inc. through the issuance of 5.9 million shares of our common stock. On February 1, 2008, we acquired all of the issued and outstanding shares of BridgePort Networks, Inc. by way of merger in consideration for the assumption of all of the assets and liabilities of BridgePort Networks.

On February 5, 2008, NewHeights and our subsidiary CounterPath Solutions R&D Inc. were merged as a wholly-owned subsidiary under the name CounterPath Technologies Inc.

On March 19, 2008, our board of directors approved a five for one common stock consolidation. As a result, our authorized capital decreased from 415,384,500 shares of common stock to 83,076,900 shares of common stock. References to the number of our shares of common stock in this Reoffer Prospectus reflect the common stock consolidation.

Summary of our Current Business

Our business focuses on the design, development, marketing and sales of desktop and mobile application software, conferencing server software, gateway server software and related professional services, such as pre and post sales technical support and customization services. Our software products are sold into the telecommunications sector, specifically the voice over Internet protocol (VoIP), unified communications and fixed-mobile convergence markets. VoIP, unified communications and fixed-mobile convergence are general terms for technologies that use Internet or mobile protocols for the transmission of packets of data which may include voice, video, text, fax, and other forms of information that have traditionally been carried over the dedicated circuit-switched connections of the public switched telephone network.

Our strategy is to sell our software to our customers to allow such customers to deliver session initiation protocol and VoIP services. Customers that we are targeting include large incumbent telecom providers, telecom original equipment manufacturers, large equipment providers and Internet telephony service providers. Our software enables voice communication from the end user through the network to another end user and enables the service provider to deliver other streaming content to end users such as video, radio or the weather. Our recent acquisitions of FirstHand Technologies Inc. and BridgePort Networks, Inc. expand the product portfolio of our company to include fixed-mobile-convergence applications for the enterprise and telecom service provider markets.

As used in this Reoffer Prospectus, the terms “we”, “us”, “our” and “Counterpath” means Counterpath Corporation and our subsidiaries, CounterPath Technologies Inc., 6789722 Canada Inc., FirstHand Technologies Inc., BridgePort Networks, Inc., BridgePort Networks (Europe) Ltd. and BridgePort Networks K.K., unless otherwise indicated.

FORWARD LOOKING STATEMENTS

Much of the information included in this Reoffer Prospectus includes or is based upon estimates, projections or other “forward looking statements”. Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumption or other future performance suggested herein.

Such estimates, projections or other “forward looking statements” involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward looking statements”.

RISK FACTORS

Risks Associated with our Business and Industry

Lack of cash flow which may affect our ability to continue as a going concern.

Since inception, our company has had negative cash flows from operations. Our business plan calls for continued research and development of our products and expansion of our market share. We may require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  we incur delays and additional expenses as a result of technology failure;

  we are unable to create a substantial market for our products; or

  we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our proposed business plans.

We depend on a mix of revenues and outside capital to pay for the continued development of our technology and the marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. Disruptions in financial markets and challenging economic conditions have and may continue to affect our ability to raise capital. The issuance of additional equity securities by us would result in a dilution, possibly a significant dilution, in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, our business and future success may be adversely affected and, as indicated in the audit report included in our Form 10-KSB/A filed with the Securities and Exchange Commission on September 3, 2008, raise substantial doubt on our ability to continue as a going concern. Our financial statements included in our Form 10-KSB/A filed on September 3, 2008, our Form 10-Q filed on September 15, 2008 and our Form 10-Q filed on December 15, 2008, do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The current economic environment has adversely affected business spending patterns, which may have an adverse effect on our business.

The disruptions in the financial markets and challenging economic conditions have adversely affected the United States and world economy, and in particular, reduced consumer spending and reduced spending by businesses. Turmoil in global credit markets, and recent turmoil in the geopolitical environment in many parts of the world and other disruptions, such as changes in energy costs are and may continue to put pressure on global economic conditions. Our operating results in one or more segments may also be affected by uncertain or changing economic conditions particularly germane to that segment or to particular customer markets within that segment. The challenges we have seen in the United States have expanded overseas. If our customers delay or cancel spending on their IT infrastructure, that decision could result in reductions in sales of our products, longer sales cycles and increased price competition. There can be no assurances that government responses to the disruptions in the financial markets will restore spending to previous levels. If global economic and market conditions, or economic conditions in the United States or other key markets, remain uncertain or persist, spread, or deteriorate further, we may experience material impacts on our business, operating results, and financial condition.

We are subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expense. Additionally, to the degree that the ongoing turmoil in the credit markets makes it more difficult for some customers to obtain financing, those customers’ ability to pay could be adversely impacted, which in turn could have a material adverse impact on our business, operating results, and financial condition.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

The majority of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or some of our directors or officers.

The majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under United States federal securities laws against some of our directors or officers.

We may in the future be subject to damaging and disruptive intellectual property litigation that could materially and adversely affect our business, results of operations and financial condition, as well as the continued viability of our company.

We may be unaware of filed patent applications and issued patents that could relate to our products and services. Intellectual property litigation, if determined against us, could:

  result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers;

  cause us to lose access to key distribution channels;

  result in substantial employee layoffs or risk the permanent loss of highly-valued employees;

  materially and adversely affect our brand in the market place and cause a substantial loss of goodwill;

  cause our stock price to decline significantly; and

  lead to the bankruptcy or liquidation of our company.

Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our services and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors' copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our family of registered and unregistered trademarks including CounterPath, Bria, eyeBeam, X-Pro and X-Lite, invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Unless we can establish market acceptance of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

We face larger and better-financed competitors, which may affect our ability to operate our business and achieve profitability.

Management is aware of similar products which compete directly with our products and some of the companies developing these similar products are larger and better-financed than us and may develop products superior to those of our company. Such competition will potentially affect our chances of achieving profitability and ultimately adversely affect our ability to continue as a going concern.

Any prolonged activity in respect of the integration of the recently acquired businesses with our business could be time consuming and costly and adversely affect our financial results and stock price.

We completed the acquisition of NewHeights Software Corporation, a private Canada corporation, FirstHand Technologies Inc., a private Ontario corporation, and BridgePort Networks, Inc., a private Delaware corporation. The integration of the business of each respective company with our business has been, and will continue to be, a time consuming and expensive process. Any prolonged activity in respect of the integration of the acquired businesses with our business could divert financial and other resources from our planned operations, which could negatively affect our results of operations, lower employee morale, and result in customers cancelling existing orders or choosing not to place new ones. In addition, the combined operations of our company and the acquired businesses may not achieve anticipated synergies or other benefits. If the anticipated benefits of the combined operations are not realized or do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

Risks Associated with our Common Stock

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

We are authorized to issue 83,076,900 shares of common stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

Penny stock rules will limit the ability of our stockholders to sell their shares of common stock.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may limit a stockholder's ability to buy and/or sell shares of our common stock.

In addition to the “penny stock” rules described above, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

INFORMATION ABOUT THE OFFERING

This Reoffer Prospectus relates to a maximum of 5,060,000 shares of our common stock which may be offered and resold from time to time by the selling stockholders identified in this Reoffer Prospectus. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board or the TSX Venture Exchange on the date of sale. We will not receive any proceeds from the sales of common stock by the selling stockholders under this Reoffer Prospectus. The selling stockholders will pay for the cost of all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

Please read this Reoffer Prospectus carefully. You should rely only on the information contained in this Reoffer Prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this Reoffer Prospectus is accurate as of any date other than the date on the front of this Reoffer Prospectus.

USE OF PROCEEDS

The shares of our common stock being registered by this Reoffer Prospectus are being registered for the account of the selling stockholders named in this Reoffer Prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We may, however, receive the proceeds from any original issuance of the shares of our common stock to the selling stockholders upon exercise of stock options granted to them under 2004 Stock Option Plan or our Amended and Restated 2005 Stock Option Plan.

DETERMINATION OF OFFERING PRICE

We anticipate that the selling stockholders may sell the shares from time to time on the OTC Bulletin Board, the TSX Venture Exchange, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because any selling stockholders who offer and sell shares covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

The shares of our common stock offered by this Reoffer Prospectus were or will be acquired by the selling stockholders pursuant to our 2004 Stock Option Plan and/or our Amended and Restated 2005 Stock Option Plan. The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder’s account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this Reoffer Prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. SEC rules require that we assume that the selling stockholders sell all of the shares offered with this Reoffer Prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this Reoffer Prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

Selling stockholder Prior to the Offering	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Subject to Options (2)	Number of Shares Being Registered	Number of Shares Beneficially Owned After The Offering(3)	Percentage of Shares Beneficially Owned After The Offering(4)
Mark Bruk(5)	1,405,506(6)	339,000	339,000	1,137,131	3.9%
Chris Cooper(7)	64,985(8)	40,000	40,000	24,985	*
Jason Fischl(9)	260,015(10)	386,880	386,880	1,500	*
Donovan Jones(11)	370,379(12)	589,000	589,000	33,314	*
David Karp(13)	165,000(14)	315,000	315,000	15,000	*
Terry Matthews(15)	6,477,087(16)	18,000	18,000	6,125,950	22.34%
Larry Timlick(17)	45,000(18)	40,000	40,000	5,000	*
Keith Bradley(19)	974	nil	974	nil	nil
Peter Musgrave(19)	2,444	nil	2,444	nil	nil

*	Less than 1%.

(1)

Represents shares of our common stock beneficially owned by the selling stockholder. This figure includes shares of our common stock underlying the options held by the named selling stockholder that may be exercisable as of, or within 60 days after, the date of this Reoffer Prospectus, but does not include any shares of our common stock underlying those options that cannot be exercised within that period.

(2)

Represents shares of our common stock underlying the options granted to the named selling stockholder under the 2004 Stock Option Plan and/or the Amended and Restated 2005 Stock Option Plan whether or not exercisable as of, or within 60 days of, the date of this Reoffer Prospectus.

(3)

Represents shares of our common stock beneficially owned by the selling stockholder assuming all of the shares of our common stock underlying the options granted to the named selling stockholder and registered under this Reoffer Prospectus are sold.

(4)	Based on 28,552,638 shares of our common stock outstanding as of January 29, 2009.

(5)	Mark Bruk is a director and Vice-Chairman of our company. Mr. Bruk resigned as the Chief Executive Officer and Chairman of our company on August 2, 2007.

(6)

Includes 16,657 shares which may be issued upon exercise of 16,657 warrants and 268,375 shares which may be issued upon the exercise of 268,375 vested stock options. Does not include 70,625 shares underlying 70,625 unvested stock options which have been registered under this Reoffer Prospectus.

(7)	Chris Cooper is a director of our company.

(8)	Includes 8,328 shares which may be issued upon exercise of 8,328 warrants and 40,000 shares which may be issued upon the exercise of 40,000 vested stock options.

(9)	Jason Fischl is the Chief Technical Officer of our company.

(10)

Includes 258,515 shares which may be issued upon the exercise of 258,515 vested stock options. Does not include 128,365 shares underlying 128,365 unvested stock options which have been registered under this Reoffer Prospectus.

(11)	Donovan Jones is a director and the President and Chief Operating Officer of our company.

(12)

Includes 16,657 shares which may be issued upon exercise of 16,657 warrants and 320,408 shares which may be issued upon the exercise of 320,408 vested stock options. Does not include 268,592 shares underlying 268,592 unvested stock options which have been registered under this Reoffer Prospectus.

(13)	David Karp is the Chief Financial Officer, Treasurer and Secretary of our company.

(14)

Includes 5,000 shares which may be issued upon exercise of 5,000 warrants and 150,000 shares which may be issued upon the exercise of 150,000 vested stock options. Does not include 165,000 shares underlying 165,000 unvested stock options which have been registered under this Reoffer Prospectus.

(15)	Terry Matthews is a director and the Chairman of our company.

(16)	Includes 333,137 shares which may be issued upon exercise of 333,137 warrants and 18,000 shares which may be issued upon the exercise of 18,000 vested stock options.

(17)	Larry Timlick is a director of our company.

(18)	Includes 40,000 shares which may be issued upon the exercise of 40,000 vested stock options.

(19)	Former employee of our company.

The information provided in the table above with respect to the selling stockholders has been obtained from each of the selling stockholders. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by each selling stockholder after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board and the TSX Venture Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this Reoffer Prospectus may be sold by the selling stockholder by one or more of the following methods, without limitation:

(a)        block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)        purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Reoffer Prospectus;

(c)        an exchange distribution in accordance with the rules of the applicable exchange;

(d)        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)        privately negotiated transactions;

(f)        market sales (both long and short to the extent permitted under the federal securities laws);

(g)        at the market to or through market makers or into an existing market for the shares;

(h)        through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

(i)        a combination of any of the aforementioned methods of sale; and

(j)        any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses of the registration statement including, but not limited to, legal accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Reoffer Prospectus as having prepared or certified any part of this Reoffer Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our company. Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MATERIAL CHANGES

There have been no material changes to the affairs of our company since April 30, 2008 which have not previously been described in a report on Form 10-Q or Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

1.        the description of our company’s common stock contained in our amended registration statement on Form SB-2/A (SEC file number 333-107105), filed with the SEC on October 15, 2003, including all amendments and reports for the purpose of updating such description;

2.        our annual report on Form 10-KSB/A filed on September 3, 2008;

3.        our quarterly reports on Form 10-Q filed on September 15, 2008 and on December 15, 2008; and

4.        our current reports on Form 8-K filed on September 16, 2008 and October 16, 2008.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Our financial statements for the years ended April 30, 2008 and April 30, 2007 are incorporated by reference from our Form 10-KSB/A filed with the SEC on September 3, 2008 have been audited by BDO Dunwoody LLP, Chartered Accountants, as set forth in their reports accompanying the financial statements and are included herein in reliance upon their respective reports.

AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

We file Form 8-K reports and other information with the SEC as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission’s website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to Nevada corporate law and our bylaws, as discussed under the section titled “Indemnification of Directors and Officer” below, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

1.        the description of our company’s common stock contained in our amended registration statement on Form SB-2/A (SEC file number 333-107105), filed with the SEC on October 15, 2003, including all amendments and reports for the purpose of updating such description;

2.        our annual report on Form 10-KSB/A filed on September 3, 2008;

3.        our quarterly report on Form 10-Q filed on September 15, 2008 and our quarterly report on Form 10-Q filed on December 15, 2008; and

4.        our current reports on Form 8-K filed on September 16, 2008 and October 16, 2008.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Our financial statements for the years ended April 30, 2008 and April 30, 2007 are incorporated by reference from our Form 10-KSB/A filed with the SEC on September 3, 2008 have been audited by BDO Dunwoody LLP, Chartered Accountants, as set forth in their reports accompanying the financial statements and are included herein in reliance upon their respective reports.

You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our company. Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under Section 78.7502 of Nevada Revised Statutes unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751 of Nevada Revised Statues, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of Nevada Revised Statutes or for the advancement of expenses made pursuant to subsection 2 of Section 78.751 of Nevada Revised Statues, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 7.2 of Article 7 of our Bylaws provides that our company shall, to the maximum extent permitted by applicable law, have the power to indemnify each of our agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

For purposes of Article 7 of our Bylaws, an "agent" of our company includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of our company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" include, without limitation, all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

In addition, Section 7.3 of Article 7 of our Bylaws provides that our company may, upon the resolution of the directors, purchase and maintain insurance on behalf of any agent of our company against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not our company would have the power to indemnify the agent against such liability under the provisions of Article 7 of our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	2004 Stock Option Plan, effective May 18, 2004 (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005)

4.2	Form of Stock Option Agreement for 2004 Stock Option Plan (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005)

4.3	2005 Stock Option Plan, effective March 4, 2005 (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005)

4.4	Form of Stock Option Agreement for 2005 Stock Option Plan (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005)

4.5*	Amended and Restated 2005 Stock Option Plan, effective January 10, 2006

5.1*	Opinion of Clark Wilson LLP

23.1*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

23.2*	Consent of BDO Dunwoody LLP, Chartered Accountants

24.1*	Power of Attorney (included in signature page)

* Filed herewith

Item 9. Undertakings.

(a)        We hereby undertake:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on January 30, 2009.

COUNTERPATH CORPORATION

By:

/s/ Donovan Jones
Donovan Jones, President, Chief
Executive Officer
(Principal Executive Officer)

/s/ David Karp
David Karp, Chief Financial Officer,
Treasurer and Secretary (Principal
Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Donovan Jones as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES
Signature	Title	Date

/s/ Terence Matthews
Terence Matthews	Chairman and Director	January 30, 2009

/s/ Donovan Jones
Donovan Jones	President, Chief Executive Officer	January 30, 2009
and Director

/s/ Greg Pelling
Greg Pelling	Chief Strategy Officer and Director	January 30, 2009

/s/ David Karp
David Karp	Chief Financial Officer, Treasurer and	January 30, 2009
Secretary

/s/ Owen Matthews
Owen Matthews	Vice Chairman and Director	January 30, 2009

/s/ Mark Bruk
Mark Bruk	Vice Chairman and Director	January 30, 2009

/s/ Larry Timlick
Larry Timlick	Director	January 30, 2009

/s/ Chris Cooper
Chris Cooper	Director	January 30, 2009

/s/ William Jin
William Jin	Director	January 30, 2009

/s/ Peter Charbonneau
Peter Charbonneau	Director	January 30, 2009